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                                                                  Exhibit 10.12

                          GLOBAL MAINTECH CORPORATION

                           CERTIFICATE OF AMENDMENT


     I, James Geiser, Secretary of Global MAINTECH Corporation do hereby certify that the following amendment to the 1989 Stock Option Plan was duly adopted by the shareholders of that corporation.

     This amendment was adopted by the shareholders of such corporation on May 15, 1995.:


     "Section 2 of the 1989 Stock Option Plan shall be amended in its entirety to read as follows:

        2. Stock Subject to Plan.
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            Subject to the provisions of Section 12 hereof, the stock to be subject to options under the Plan shall be the Company's authorized Common Stock, no par value per share. Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. subject to adjustment as provided in Section 12 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 50,000,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan."


/s/ James Geiser
Secretary

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